UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2015

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Rd., Suite 20
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

As previously disclosed, on April 14, 2015, MabVax Therapeutics Holdings, Inc. (the “Company”) entered into an escrow deposit agreement (the “Escrow Agreement”) with Signature Bank N.A., (“Signature Bank”) and OPKO Health, Inc., an investor that subscribed for units in the Company’s private placement of its securities (“OPKO”). Pursuant to the Escrow Agreement, subscriptions of OPKO and Frost Gamma Investments Trust, another investor, totaling $3.5 million (the “Escrowed Funds”), were deposited into and held at Signature Bank as Escrowed Funds. The Escrowed Funds are to be released to the Company only upon approval of a representative of OPKO within 10 weeks of entering into the Escrow Agreement, unless released sooner or extended by the OPKO representative.

On June 22, 2015, pursuant to Section 10(d) of the Escrow Agreement, the Company, Signature Bank and OPKO entered into an amendment (the “Amendment”) to the Escrow Agreement to extend the term of the Escrow Agreement and amend the definition of “Termination Date” such that the term of the Escrow Agreement shall be for sixteen (16) weeks from the date of the offering proceeds are deposited into the escrow account.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Amendment to Escrow Deposit Agreement, dated June 22, 2015, by and among the Company, OPKO and Signature Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: June 24, 2015	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer